Guardant Health Reports Fourth Quarter and Full Year 2024 Financial Results and Provides 2025 Outlook
Full year 2024 total revenue growth of 31% driven by strong clinical oncology volume growth, Guardant360 ASP tailwinds, and product upgrades
Expects full year 2025 total revenue to be in the range of $850 to $860 million
PALO ALTO, Calif. February 20, 2025 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Highlights
For the three-month period ended December 31, 2024, as compared to the same period of 2023:
•Total revenue of $201.8 million, an increase of 30%
•Reported approximately 57,300 oncology clinical tests (excluding Shield) and approximately 11,050 biopharma tests, an increase of 24% and 16%, respectively
•Reported approximately 6,400 Shield screening tests, with revenue of $4.1 million
Full Year 2024 Financial Highlights
For the twelve-month period ended December 31, 2024, as compared to the same period of 2023:
•Total revenue of $739.0 million, an increase of 31%
•Reported approximately 206,700 oncology clinical tests (excluding Shield) and approximately 40,500 biopharma tests, an increase of 20% and 35%, respectively
•Improved full year 2024 free cash flow burn to $275 million, compared to $345 million for the full year 2023
Recent Operating Highlights
•Received Medicare coverage for Guardant Reveal on Smart Liquid Biopsy platform for colorectal cancer surveillance
•Shield selected by NIH for inclusion in the Vanguard multi cancer detection study based on strong feasibility data in predicting presence of ten cancer types and cancer site of origin
•Shield selected for a government funded population scale screening program in Abu Dhabi and surrounding regions
•Entered into a collaboration with ConcertAI to create a differentiated data-as-a-service platform that integrates comprehensive EMR records with both genomic and epigenomic tumor profiling data to accelerate cancer therapy research and development
•Entered into a strategic collaboration with Boehringer Ingelheim to develop a companion diagnostic for zongertinib to detect specific mutations in non-small cell lung cancer
•Completed a convertible debt exchange to extend the maturity on $600 million of outstanding debt
“We fired on all cylinders throughout 2024, delivering remarkable revenue growth and upgrading our products to our smart liquid biopsy platform,” said Helmy Eltoukhy, co-founder and co-CEO. “Last month, we were pleased to receive Medicare reimbursement for Guardant Reveal in the CRC surveillance setting, which was an important milestone for our MRD business. We are entering 2025 with a strong oncology product portfolio and anticipate volume acceleration across all our products this year.”
“We made strong progress with Shield during Q4, our first full quarter since commercial launch,” said AmirAli Talasaz, co-founder and co-CEO. “We screened thousands of patients with our simple blood test and are looking forward to scaling our impact quickly. Beyond CRC, the selection of Shield for the NIH Vanguard study underscores the strength of our platform and establishes our leadership in the field of multi cancer detection. With a robust pipeline of catalysts in front of us, we are excited to execute on the opportunities ahead in 2025.”

Fourth Quarter 2024 Financial Results
Revenue was $201.8 million for the fourth quarter of 2024, a 30% increase from $155.1 million for the corresponding prior year period. Precision oncology revenue grew 30%, to $184.6 million for the fourth quarter of 2024, from $142.2 million for the corresponding prior year period, driven by an increase in the volume of clinical tests (i.e., Guardant360, TissueNext, Response, and Reveal tests) and biopharma tests, which grew 24% and 16%, respectively, over the prior year period. The increase in precision oncology revenue was also attributable to an increase in reimbursement for our tests, due to an increase in Medicare reimbursement for our Guardant360 LDT test to $5,000, effective January 1, 2024; and an increase in both Medicare Advantage and commercial payer reimbursement. Development services and other revenue was $17.2 million for the fourth quarter of 2024, compared to $12.9 million for the corresponding prior year period. Other revenue includes $4.1 million derived from approximately 6,400 Shield screening tests reported in the fourth quarter of 2024.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $124.2 million for the fourth quarter of 2024, an increase of $31.7 million from $92.5 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 62%, as compared to 60% for the corresponding prior year period. Precision oncology gross margin was 62% in the fourth quarter of 2024, as compared to 60% in the prior year period. Development services and other gross margin was 53% in the fourth quarter of 2024, as compared to 60% in the prior year period.
Non-GAAP gross profit was $126.4 million for the fourth quarter of 2024, an increase of $31.8 million, from $94.5 million for the corresponding prior year period. Non-GAAP gross margin was 63% for the fourth quarter of 2024, as compared to 61% for the corresponding prior year period.
Non-GAAP gross profit excluding screening was $126.3 million for the fourth quarter of 2024, an increase of $29.0 million, from $97.3 million for the corresponding prior year period. Non-GAAP gross margin excluding screening was 64% for the fourth quarter of 2024, as compared to 63% for the corresponding prior year period.
Operating expenses (research and development expense, sales and marketing expense, and general and administrative expense) were $250.2 million for the fourth quarter of 2024, as compared to $206.6 million for the corresponding prior year period. Other operating expense was $83.4 million for the fourth quarter of 2023, related to a non-recurring legal accrual. No such other operating expense was recorded for the same period of 2024. Non-GAAP operating expenses were $214.7 million for the fourth quarter of 2024, as compared to $183.1 million for the corresponding prior year period.
Net loss was $111.0 million for the fourth quarter of 2024, as compared to $187.0 million for the corresponding prior year period. Net loss per share was $0.90 for the fourth quarter of 2024, as compared to $1.58 for the corresponding prior year period. The year-over-year improvement in net loss was primarily due to the non-recurring $83.4 million legal accrual recorded in 2023.
Non-GAAP net loss was $77.3 million for the fourth quarter of 2024, as compared to $75.9 million for the corresponding prior year period. Non-GAAP net loss per share was $0.62 for the fourth quarter of 2024, as compared to $0.64 for the corresponding prior year period.
Adjusted EBITDA loss was $78.4 million for the fourth quarter of 2024, as compared to a $78.4 million loss for the corresponding prior year period.
Free cash flow for the fourth quarter of 2024 was $(83.4) million, as compared to $(82.8) million for the corresponding prior year period.
Full Year 2024 Financial Results
Revenue was $739.0 million for 2024, a 31% increase from $563.9 million for the corresponding prior year period. Precision oncology revenue grew 34%, to $687.9 million for 2024, from $514.2 million for the corresponding prior year period, driven by an increase in the volume of clinical tests (i.e., Guardant360, TissueNext, Response, and Reveal tests) and biopharma tests, which grew 20% and 35%, respectively, over the prior year period. The increase in precision oncology revenue was also attributable to an increase in reimbursement for our tests, due to an increase in Medicare reimbursement for our Guardant360 LDT test to $5,000, effective January 1, 2024; an increase in both Medicare Advantage and commercial payer reimbursement; and an approximately $22 million non-recurring, out of period revenue upside for 2024 resulting from better than expected cash collections from prior years. Development services and other revenue was $51.1 million for 2024, compared to $49.7 million for the corresponding prior year period. Other revenue includes $5.1 million derived from Shield screening tests reported in 2024 following the FDA approval.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $449.2 million for 2024, an increase of $112.3 million from $336.9 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 61%, as compared to 60% for the corresponding prior year period. Precision oncology gross margin was 62% in the year of 2024, as compared to 60% in the prior year period. Development services and other gross margin was 43% in the year of 2024, as compared to 57% in the prior year period.

Non-GAAP gross profit was $459.6 million for 2024, an increase of $114.7 million, from $344.9 million for the corresponding prior year period. Non-GAAP gross margin was 62% for 2024, as compared to 61% for the corresponding prior year period.
Non-GAAP gross profit excluding screening was $466.9 million for 2024, an increase of $111.2 million, from $355.7 million for the corresponding prior year period. Non-GAAP gross margin excluding screening was 64% for 2024, as compared to 63% for the corresponding prior year period.
Operating expenses (research and development expense, sales and marketing expense, and general and administrative expense) were $892.8 million for 2024, as compared to $818.2 million for the corresponding prior year period. Other operating expense was $83.4 million for 2023, related to the non-recurring legal accrual discussed above. No such other operating expense was recorded for 2024. Non-GAAP operating expenses were $757.3 million for 2024, as compared to $729.2 million for the corresponding prior year period.
Net loss was $436.4 million for 2024, as compared to $479.4 million for the corresponding prior year period. Net loss per share was $3.56 for 2024, as compared to $4.28 for the corresponding prior year period. The year-over-year improvement in net loss was primarily due to the non-recurring $83.4 million legal accrual recorded in 2023, $37.7 million year-over-year improvement in loss from operations, excluding the legal accrual impact, $29.1 million of impairment recorded for our non-marketable equity security investments and other related assets in 2023 and $18.3 million increase in interest income, partially offset by $124.1 million negative change in fair value adjustments recorded for our marketable equity security investment in Lunit, Inc.
Non-GAAP net loss was $247.2 million for 2024, as compared to $352.3 million for the corresponding prior year period. Non-GAAP net loss per share was $2.01 for 2024, as compared to $3.15 for the corresponding prior year period.
Adjusted EBITDA loss was $257.5 million for 2024, as compared to a $344.2 million loss for the corresponding prior year period.
Free cash flow for 2024 was $(274.9) million, as compared to $(345.5) million for the corresponding prior year period.
Cash, cash equivalents, restricted cash and marketable debt securities were $944.2 million as of December 31, 2024. In addition, the aggregate principal amount of the 2027 Convertible Senior Notes (the “2027 Notes”) was $1.15 billion as of December 31, 2024.
In February 2025, Guardant Health entered into privately negotiated exchange agreements with certain holders of the outstanding 0% 2027 Notes, pursuant to which Guardant Health issued $600.0 million aggregate principal amount of 1.25% Convertible Senior Notes due 2031 (the “New Notes”) in exchange for the retirement of $659.3 million aggregate principal amount of the 2027 Notes (the “Transaction”). Total transaction costs related to the issuance of the New Notes were approximately $12.4 million. In connection with the Transaction, Guardant Health repurchased $45.0 million of shares of its common stock from certain participants in the Transaction through a financial intermediary at a price of $46.09 per share, which was the last reported sale price of its common stock on February 6, 2025 (the “Stock Repurchase”). As of December 31, 2024, pro forma for the Transaction and the Stock Repurchase, cash, cash equivalents, restricted cash and marketable debt securities would have been $886.8 million, and the aggregate principal amount of the 2027 Notes would have been $490.7 million, and the aggregate principal amount of the New Notes would have been $600.0 million, respectively.
2025 Guidance
Guardant Health expects full year 2025 revenue to be in the range of $850 to $860 million, representing growth of 15% to 16% compared to full year 2024. Excluding non-recurring, out of period revenue recorded in 2024, this range implies total revenue growth of 19% to 20% in 2025.
Within this revenue range,
•Oncology revenue is expected to grow approximately 15% year over year in 2025. Excluding non-recurring, out of period revenue recorded in 2024, this range implies oncology revenue growth of approximately 20%. Oncology clinical volume is expected to accelerate to approximately 25% growth in 2025 compared to 20% growth in 2024.
•Screening revenue is expected to be in the range of $25 to $30 million, driven by 45,000 to 50,000 Shield test volume.
•Biopharma & data revenue growth is expected to be in the low double-digit range.
Guardant Health expects full year 2025 non-GAAP gross margin to be in the range of 62% to 63%, compared to 62% in 2024. Guardant Health expects total non-GAAP operating expenses to be in the range of $815 to $825 million, representing an 8 to 9% increase compared to 2024, due to the commercial ramp to support Shield while both R&D and G&A are expected to be approximately flat year over year. Guardant Health expects free cash flow burn to be in the range of $225 to $235 million in 2025, an improvement compared to $275 million for the full year 2024. This includes approximately $200 million of screening net cash burn. Guardant Health expects the remainder of the business excluding screening to reach free cash flow breakeven in the fourth quarter of 2025.

Webcast Information
Guardant Health will host a conference call to discuss the fourth quarter and full year 2024 financial results after market close on Thursday, February 20, 2025 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP cost of screening, non-GAAP gross profit, non-GAAP gross profit excluding screening, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP other operating expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, contingent consideration, amortization of intangible assets, unrealized and realized gains and losses on marketable equity securities, impairment of non-marketable equity securities and other related assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for (benefit from) income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; contingent consideration; and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchases of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Guardant Health’s liquid biopsy tests or assays, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2024, and in its other reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
Zarak Khurshid
investors@guardanthealth.com
Media Contact:
Melissa Marasco
press@guardanthealth.com
+1 650-647-3711

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenue:
Precision oncology testing	$184,585	$142,189	$687,936	$514,249
Development services and other	17,229	12,865	51,080	49,699
Total revenue	201,814	155,054	739,016	563,948
Costs and operating expenses:
Cost of precision oncology testing	69,465	57,417	260,581	205,528
Cost of development services and other	8,128	5,100	29,218	21,524
Research and development expense	93,543	89,856	347,753	367,194
Sales and marketing expense	104,763	79,127	364,935	295,227
General and administrative expense	51,880	37,665	180,123	155,800
Other operating expense	—	83,400	—	83,400
Total costs and operating expenses	327,779	352,565	1,182,610	1,128,673
Loss from operations	(125,965)	(197,511)	(443,594)	(564,725)
Interest income	11,653	13,888	53,691	35,365
Interest expense	(645)	(645)	(2,581)	(2,578)
Other income (expense), net	4,667	(3,316)	(42,605)	53,174
Loss before provision for income taxes	(110,290)	(187,584)	(435,089)	(478,764)
Provision for (benefit from) income taxes	716	(541)	1,284	685
Net loss	$(111,006)	$(187,043)	$(436,373)	$(479,449)
Net loss per share, basic and diluted	$(0.90)	$(1.58)	$(3.56)	$(4.28)
Weighted-average shares used in computing net loss per share, basic and diluted	123,754	118,508	122,745	111,988

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$525,540	$1,133,537
Short-term marketable debt securities	314,438	35,097
Accounts receivable, net	110,253	88,783
Inventory, net	71,083	61,948
Prepaid expenses and other current assets, net	33,800	27,741
Total current assets	1,055,114	1,347,106
Restricted cash	104,215	150
Property and equipment, net	136,813	145,096
Right-of-use assets, net	142,265	157,616
Intangible assets, net	6,760	8,979
Goodwill	3,290	3,290
Other assets, net	37,152	124,184
Total Assets	$1,485,609	$1,786,421
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$38,551	$51,741
Accrued compensation	83,219	72,736
Accrued expenses	68,345	63,475
Deferred revenue	35,468	17,965
Total current liabilities	225,583	205,917
Convertible senior notes, net	1,142,547	1,139,966
Long-term operating lease liabilities	164,292	185,848
Other long-term liabilities	92,834	96,006
Total Liabilities	1,625,256	1,627,737
Stockholders’ equity (deficit):
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 123,994,006 and 121,629,861 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	2,443,788	2,304,220
Accumulated other comprehensive loss	(5,201)	(3,675)
Accumulated deficit	(2,578,235)	(2,141,862)
Total Stockholders’ Equity (Deficit)	(139,647)	158,684
Total Liabilities and Stockholders’ Equity (Deficit)	$1,485,609	$1,786,421

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP cost of precision oncology testing	$69,465	$57,417	$260,581	$205,528
Amortization of intangible assets	(151)	(151)	(601)	(599)
Stock-based compensation expense and related employer payroll tax payments	(1,337)	(1,164)	(5,429)	(4,727)
Non-GAAP cost of precision oncology testing	$67,977	$56,102	$254,551	$200,202

GAAP cost of development services and other	$8,128	$5,100	$29,218	$21,524
Amortization of intangible assets	—	(201)	(267)	(804)
Stock-based compensation expense and related employer payroll tax payments	(656)	(466)	(4,065)	(1,857)
Non-GAAP cost of development services and other	$7,472	$4,433	$24,886	$18,863

GAAP gross profit	$124,221	$92,537	$449,217	$336,896
Amortization of intangible assets	151	352	868	1,403
Stock-based compensation expense and related employer payroll tax payments	1,993	1,630	9,494	6,584
Non-GAAP gross profit	$126,365	$94,519	$459,579	$344,883

GAAP cost of screening	$4,702	$3,453	$16,810	$13,476
Amortization of intangible assets	—	(201)	(267)	(804)
Stock-based compensation expense and related employer payroll tax payments	(656)	(466)	(4,065)	(1,857)
Non-GAAP cost of screening	$4,046	$2,786	$12,478	$10,815
Screening revenue	4,121	—	5,124	—
Non-GAAP gross profit excluding screening	$126,290	$97,305	$466,933	$355,698

GAAP research and development expense	$93,543	$89,856	$347,753	$367,194
Stock-based compensation expense and related employer payroll tax payments	(12,397)	(9,409)	(51,212)	(35,286)
Contingent consideration	—	(450)	(675)	(2,082)
Non-GAAP research and development expense	$81,146	$79,997	$295,866	$329,826

GAAP sales and marketing expense	$104,763	$79,127	$364,935	$295,227
Stock-based compensation expense and related employer payroll tax payments	(8,997)	(6,438)	(36,871)	(25,095)
Non-GAAP sales and marketing expense	$95,766	$72,689	$328,064	$270,132

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP general and administrative expense	$51,880	$37,665	$180,123	$155,800
Amortization of intangible assets	(340)	(339)	(1,351)	(1,345)
Stock-based compensation expense and related employer payroll tax payments	(13,519)	(7,081)	(44,410)	(25,098)
Contingent consideration	(250)	120	(1,010)	(110)
Non-GAAP general and administrative expense	$37,771	$30,365	$133,352	$129,247

GAAP other operating expense	$—	$83,400	$—	$83,400
Non-recurring other operating expense	—	(83,400)	—	(83,400)
Non-GAAP other operating expense	$—	$—	$—	$—

GAAP loss from operations	$(125,965)	$(197,511)	$(443,594)	$(564,725)
Amortization of intangible assets	491	691	2,219	2,748
Stock-based compensation expense and related employer payroll tax payments	36,906	24,558	141,987	92,063
Contingent consideration	250	330	1,685	2,192
Non-recurring other operating expense	—	83,400	—	83,400
Non-GAAP loss from operations	$(88,318)	$(88,532)	$(297,703)	$(384,322)

GAAP net loss	$(111,006)	$(187,043)	$(436,373)	$(479,449)
Amortization of intangible assets	491	691	2,219	2,748
Stock-based compensation expense and related employer payroll tax payments	36,906	24,558	141,987	92,063
Contingent consideration	250	330	1,685	2,192
Non-recurring other operating expense	—	83,400	—	83,400
Unrealized and realized (gains) losses on marketable equity securities	(2,824)	4,803	44,401	(79,710)
Impairment of non-marketable equity securities and other related assets	—	—	—	29,054
Non-recurring other income	(1,100)	(2,631)	(1,100)	(2,631)
Non-GAAP net loss	$(77,283)	$(75,892)	$(247,181)	$(352,333)

GAAP net loss per share, basic and diluted	$(0.90)	$(1.58)	$(3.56)	$(4.28)
Non-GAAP net loss per share, basic and diluted	$(0.62)	$(0.64)	$(2.01)	$(3.15)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	123,754	118,508	122,745	111,988

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP net loss	$(111,006)	$(187,043)	$(436,373)	$(479,449)
Interest income	(11,653)	(13,888)	(53,691)	(35,365)
Interest expense	645	645	2,581	2,578
Other expense (income), net	(4,667)	3,316	42,605	(53,174)
Provision for (benefit from) income taxes	716	(541)	1,284	685
Depreciation and amortization	10,454	10,868	42,387	42,881
Stock-based compensation expense and related employer payroll tax payments	36,906	24,558	141,987	92,063
Contingent consideration	250	330	1,685	2,192
Non-recurring other operating expense	—	83,400	—	83,400
Adjusted EBITDA	$(78,355)	$(78,355)	$(257,535)	$(344,189)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net cash used in operating activities	$(64,513)	$(78,728)	$(239,858)	$(324,975)
Purchases of property and equipment	(18,875)	(4,077)	(35,085)	(20,486)
Free cash flow	$(83,388)	$(82,805)	$(274,943)	$(345,461)